NEWS
RELEASE

25 Sawyer Passway ● Fitchburg, Massachusetts 01420
FOR IMMEDIATE RELEASE
Exhibit 99.01

Arrhythmia Research Technology, Inc. Appoints
Marco F. Benedetti to its Board of Directors
FITCHBURG, MA, July 23, 2015 -- Arrhythmia Research Technology, Inc. (NYSE MKT: HRT) (the “Company”), announced today the appointment of Mr. Marco F. Benedetti to its Board of Directors, effective Wednesday, July 22, 2015. Mr. Benedetti was also appointed to serve as a member of the Audit Committee and the Executive and Finance Committee. His term expires at the 2016 annual meeting, at which time he is expected to stand for election by the Company’s stockholders. The Company’s Board now consists of six directors, five of whom are independent.
Mr. Benedetti brings 25 years of financial and operational experience from medical device manufacturing, technology printing and public auditing. During that time, he built and led global operational, accounting and finance teams, directed strategic planning initiatives, analyzed and supported multiple acquisitions, identified growth and efficiency opportunities, and drove financial results.
Dr. Paul F. Walter, Chairman of the Board, commented, "Mr. Benedetti joins our Board with an exceptionally strong background as a senior level finance executive at two public companies. His experience in medical device manufacturing makes him an outstanding addition to our Board. We look forward to benefiting from his valuable expertise and experience as we advance our growth strategy, particularly within the medical device and components industry.”
Mr. Benedetti is currently Vice President for Business & Finance and Treasurer of Canisius College, a private college based in western New York with 4,000 full time students and a $100 million annual operating budget. Prior to joining Canisius College in 2013, Mr. Benedetti served nearly ten years at Greatbatch, Inc., a publicly-traded global manufacturer of components for medical devices for a variety of applications. He held a number of senior financial roles there, including Vice President of Finance – Financial Planning and Analysis, Investor Relations and Treasurer. Before that, Mr. Benedetti held senior finance positions at Ashton-Potter, U.S.A. LTD and International Imaging Materials, Inc.
Mr. Benedetti is a certified public accountant and began his career at KPMG, LLP. He received a Masters of Business Administration and a Bachelor of Science in Business Administration from the State University of New York at Buffalo.
About Arrhythmia Research Technology, Inc.
Arrhythmia Research Technology, Inc., through its wholly-owned subsidiary, Micron Products, Inc., is a diversified contract manufacturing organization that produces highly-engineered, innovative medical device technologies requiring precision machining and injection molding. The Company also manufactures components, devices and equipment for military, law enforcement, industrial and automotive applications. In addition, the Company is a market leader in the production and sale of silver/silver chloride coated and conductive resin sensors used as consumable component parts in the manufacture of integrated disposable electrophysiological sensors. The Company’s strategy for growth is to build a best-in-class quality organization and capitalize on its engineering design expertise and reliable, proprietary manufacturing processes to further penetrate the medical device contract manufacturing market.
The Company routinely posts news and other important information on its websites:
http://www.arthrt.com, http://www.micronproducts.com and http://www.micronmedical.com.

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Arrhythmia Research Technology, Inc. Appoints Marco F. Benedetti to its Board of Directors
July 23, 2015

Safe Harbor Statement
Forward-looking statements made herein are based on current expectations of Arrhythmia Research Technology, Inc. (“our” or the “Company”) that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include our ability to retain order volumes from customers who represent significant proportions of net sales; our ability to maintain our pricing model, offset higher costs with price increases and/or decrease our cost of sales; variability of customer delivery requirements; the level of sales of higher margin products and services; our ability to manage our level of debt and provisions in the debt agreements which could make the Company sensitive to the effects of economic downturns and limit our ability to react to changes in the economy or our industry; failure to comply with financial and other covenants in our credit facility; volatility in commodity and energy prices and our ability to offset higher costs with price increases; continued availability of supplies or materials used in manufacturing at competitive prices; variability of customer delivery requirements; variations in the mix of products sold; and the amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources. More information about factors that potentially could affect the Company's financial results is included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

For more information, contact:
Investor and Media Contact:	Company Contact:
Deborah K. Pawlowski	Derek T. Welch
Kei Advisors LLC	Chief Financial Officer
716.843.3908	978.345.5000
dpawlowski@keiadvisors.com